News media contact:	Investor contact:
Jessica Roy	Steve Elder
Wright Express	Wright Express
207.523.6763	207.523.7769
Jessica_Roy@wrightexpress.com	Steve_Elder@wrightexpress.com
Wright Express Reports Third-Quarter 2005 Results
14 Percent Increase in Total Fuel Transactions Drives 41 Percent Revenue Growth; Company
Continues to Pay Down Term Debt
SOUTH PORTLAND, MAINE – October 26, 2005 – Wright Express Corporation (NYSE: WXS), a leading provider of payment processing and information management services to the U.S. commercial and government fleet industry, today reported financial results for the third quarter ended September 30, 2005.
Total revenues for the third quarter of 2005 increased 41 percent to $67.4 million from $47.9 million for the third quarter of 2004. Net loss on a GAAP basis for the third quarter was $6.2 million, or $0.15 per share, compared with net income of $12.9 million, or $0.31 per diluted share, for the same period last year. On a non-GAAP basis, the Company’s adjusted net income for the third quarter was $13.4 million, or $0.33 per diluted share.
The third quarters of 2005 and 2004 are not directly comparable on a GAAP basis due to the non-cash earnings fluctuations associated with the Company’s fuel-price risk management strategy, which is based on derivative instruments. The GAAP financial results for the third quarter of 2005 include an unrealized $29.7 million pre-tax, non-cash, mark-to-market loss on these instruments. Exhibit 1 reconciles adjusted net income, which has not been determined in accordance with GAAP, to net income as determined in accordance with GAAP.
In addition, GAAP net income and adjusted net income for the third quarter of 2005 include the effect of certain costs related to the Company operating as an independent public company, which were not present in 2004. If the Company had been incurring these costs during the third quarter of 2004, non-GAAP net income would have been $10.3 million. The Company’s adjusted net income for the third quarter of 2005 of $13.4 million would have represented a 30 percent increase over this amount. Exhibit 2 reconciles non-GAAP net income to net income determined in accordance with GAAP for the third quarter of 2004.
Management uses the non-GAAP measures presented within this news release to evaluate the Company’s performance on a comparable basis and to eliminate the volatility associated with its derivative instruments. Management believes that investors may find these measures useful for the same purposes, but cautions that they should not be considered a substitute for disclosure in accordance with GAAP.

Third-Quarter 2005 Performance Metrics
•	Average number of vehicles serviced increased 9 percent from the third quarter of 2004 to approximately 4.2 million.

•	Total fuel transactions processed increased 14 percent from the third quarter of 2004 to 60.9 million. Payment processing transactions increased 19 percent to 44.3 million, and transaction processing transactions increased 4 percent to 16.5 million.

•	Average expenditure per payment processing transaction grew to $50.72, an increase of 39 percent from the same period last year.

•	Average retail fuel price was $2.57 per gallon, compared with $1.86 per gallon for the third quarter a year ago, an increase of 38 percent.

•	Total MasterCard purchase volume grew to $252.4 million, an increase of 38 percent from the comparable period a year ago.

•	Wright Express paid $5.5 million in principal on its term debt. The total paid year-to-date is $40.5 million.
Comments on the Third Quarter
“Wright Express Corporation’s financial results this quarter reflected sustained and solid organic gains in business volume,” said Michael Dubyak, president and chief executive officer. “Our front-end sales and marketing engine drove growth in each of our core markets – large, mid-sized and small fleets – and through all of our marketing channels: co-brand, private label and direct. Despite higher fuel prices, fleet fuel purchasing and demand for fuel card solutions remained very strong during the quarter. We posted increases in the number of vehicles serviced, transactions processed and expenditure per transaction, as well as in MasterCard purchase volume.”
“Wright Express also performed well from an operational standpoint,” said Dubyak. “Along with our front-end growth initiatives, our strengths in portfolio management and product differentiation are what truly drive the business. Capitalizing on these strengths, we made significant progress this quarter in acquiring and retaining customers, in minimizing credit loss, and in creating products that add value by meeting new customer needs.”
“Our third-quarter results demonstrate the scalability of our business model,” said Dubyak. “In addition to the strong growth in transaction volume, the quarter was highlighted by solid sales, low credit loss, reduced leverage, increased productivity and greater profitability. We are developing additional channel opportunities in our core business, as well as exploring ideas for penetrating new markets. Looking forward, although there tends to be less fueling activity during the fourth quarter, these drivers should have a positive impact on our business. At the same time, our fuel-price risk management strategy should continue to support the visibility and predictability of our future cash flow and earnings.”

Financial Guidance
Wright Express Corporation is issuing financial guidance for the fourth quarter of 2005 and updating its guidance for the full year. This guidance excludes the impact of non-cash, mark-to-market adjustments on the Company’s fuel-price-related derivative instruments. The fuel prices referenced below are based on the applicable NYMEX futures price:
•	For the fourth quarter of 2005, revenue in the range of $63 million to $68 million. This is based on an assumed average retail fuel price of $2.58 per gallon.

•	Fourth-quarter 2005 net income before unrealized gain or loss on derivative contracts in the range of $12 million to $13 million, or $0.29 to $0.32 per diluted share, based on approximately 41 million shares outstanding.

•	For the full year 2005, revenue in the range of $240 million to $245 million. This is based on an assumed average retail fuel price of $2.35 per gallon.

•	For the full year 2005, net income before non-recurring charges from the first quarter of 2005 and unrealized gain or loss on derivative contracts in the range of $48 million to $49 million, or $1.17 to $1.20 per diluted share, based on approximately 41 million shares outstanding.
Conference Call Details
In conjunction with this announcement, Wright Express will host a conference call today at 5:00 p.m. (ET) to discuss the Company’s financial results, third-quarter highlights, business strategy and business outlook. To access this call by telephone, dial (800) 500-0311 or (719) 457-2698. A telephone replay will be available through midnight on Tuesday, November 1 at (719) 457-0820 or (888) 203-1112. Please indicate passcode 6860924 to access the replay. A live webcast of this conference call will be available at the “Investor Relations” section of the Company’s website (www.wrightexpress.com), and a webcast archive will be posted on the website for approximately three months.
About Wright Express
Wright Express is a leading provider of payment processing and information management services to the U.S. commercial and government vehicle fleet industry. Wright Express provides these services for more than 298,000 commercial and government fleets containing 4.2 million vehicles. Wright Express markets these services directly as well as through more than 90 strategic relationships, and offers a MasterCard-branded corporate card. The Company employs more than 635 people and maintains its headquarters in South Portland, Maine. For more information about Wright Express, please visit www.wrightexpress.com.
This press release contains forward looking statements, including statements regarding Wright Express Corporation’s: development of additional channel opportunities and ideas for penetrating new markets; fueling activity in the fourth quarter and its impact on business; the fuel-price management strategy’s support of the visibility and predictability of future cash flow and earnings; and financial guidance for the fourth quarter and full year 2005. These forward-looking statements include a number of risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: volatility in fuel prices, fourth quarter fueling patterns; the effect of the Company’s fuel-price related derivative instruments; effects of competition; the potential loss of key strategic relationships; decreased demand for fuel and other vehicle products and services and the effects of general economic conditions on the commercial activity of fleets; the Company’s ability to rapidly implement new technology and systems; changes in interest rates and the other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission, including the final prospectus filed on February 16, 2005, the Company’s Quarterly Reports on Form 10-Q and any current reports on Form 8-K. Wright Express Corporation undertakes no obligation to update these forward-looking statements at any future date or dates.
Condensed Financial Statements and Supplemental Exhibits Follow ...

WRIGHT EXPRESS CORPORATION
CONDENSED CONSOLIDATED RESULTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004

Revenues
Payment processing revenue	$50,271	$33,758	$126,889	$94,875
Transaction processing revenue	4,526	4,364	12,921	13,871
Account servicing revenue	5,868	5,403	17,279	15,741
Finance fees	4,143	2,461	10,390	6,895
Other	2,587	1,901	9,429	7,342

Total revenues	67,395	47,887	176,908	138,724

Expenses
Salary and other personnel	13,463	12,483	45,630	36,774
Service fees	3,045	2,060	9,592	6,802
Provision for credit losses	2,326	1,684	7,203	6,233
Technology leasing and support	2,270	2,423	6,446	5,947
Occupancy and equipment	1,569	1,767	4,443	4,284
Depreciation and amortization	2,526	1,679	7,182	5,850
Operating interest expense	4,139	1,752	9,592	3,824
Operating interest income	—	(846)	—	(2,121)
Other	3,987	3,770	11,388	10,646

Total expenses	33,325	26,772	101,476	78,239

Operating income	34,070	21,115	75,432	60,485

Financing interest expense	(3,740)	—	(9,259)	—
Realized and unrealized gains (losses) on derivative instruments	(38,450)	—	(79,994)	—

Income (loss) before income taxes	(8,120)	21,115	(13,821)	60,485
Provision (benefit) for income taxes	(1,935)	8,213	(4,147)	23,528

Net income	$(6,185)	$12,902	$(9,674)	$36,957

Earnings (loss) per share (on a pro forma basis for 2004):
Basic	$(0.15)	$0.32	$(0.24)	$0.92
Diluted	$(0.15)	$0.31	$(0.24)	$0.90

Weighted average common shares outstanding (on a pro forma basis for 2004):
Basic	40,194	40,185	40,189	40,185
Diluted	40,194	41,104	40,189	41,104

WRIGHT EXPRESS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	September 30,	December 31,
	2005	2004
	(unaudited)

Assets
Cash and cash equivalents	$31,223	$31,806
Accounts receivable (less reserve for credit losses of $5,378 in 2005 and $4,212 in 2004)	802,719	447,169
Due from related parties	—	134,182
Property, equipment and capitalized software, net	38,207	37,474
Deferred income taxes, net	495,497	502
Goodwill	135,047	135,047
All other assets	32,431	26,509

Total assets	$1,535,124	$812,689

Liabilities and Stockholders’ or Member’s Equity
Accounts payable	$359,758	$197,647
Accrued expenses	20,105	17,410
Deposits	413,922	194,360
Borrowed federal funds	—	27,097
Revolving line-of-credit facility	50,000	—
Term loan, net	177,360	—
Derivative instruments, at fair value	57,566	—
Other liabilities	420	459
Due to related parties	—	91,466
Amounts due to Cendant under tax receivable agreement	404,488	—
Preferred stock; 10,000 shares authorized:
Series A non-voting convertible, redeemable preferred stock; 0.1 shares authorized, issued and outstanding	10,000	—

Total liabilities	1,493,619	528,439

Commitments and contingencies

Stockholders’ or Member’s Equity
Member’s contribution	—	182,379
Common stock $0.01 par value; 175,000 shares authorized 40,199 shares issued and outstanding	402	—
Additional paid-in capital	50,204	—
Retained earnings (accumulated deficit)	(9,674)	101,869
Other comprehensive income, net of tax:
Net unrealized gain on interest rate swaps	630	—
Net unrealized gain (loss) on available-for-sale securities	(57)	2

Accumulated other comprehensive income	573	2

Total stockholders’ or member’s equity	41,505	284,250

Total liabilities and stockholders’ or member’s equity	$1,535,124	$812,689

WRIGHT EXPRESS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine months ended
	September 30,
	2005	2004

Cash flows from operating activities
Net income (loss)	$(9,674)	$36,957
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Net unrealized loss on derivative instruments	57,566	—
Stock-based compensation	6,434	—
Depreciation and amortization	8,131	5,850
Deferred taxes	(6,520)	—
Provision for credit losses	7,203	6,233
Loss (gain) on disposal of property and equipment	(118)	802
Changes in operating assets and liabilities:
Accounts receivable	(362,753)	(158,049)
Other assets	(846)	(2,090)
Accounts payable	162,111	85,982
Accrued expenses	2,863	1,493
Deposits	219,562	68,928
Borrowed federal funds	(27,097)	13,060
Other liabilities	(39)	(718)
Amounts due to Cendant under tax receivable agreement	(10,923)	—
Due to/from related parties	45,051	(25,691)

Net cash provided by operating activities	90,951	32,757

Cash flows from investing activities
Purchases of property and equipment	(7,899)	(7,047)
Sales of property and equipment	125	1,346
Purchases of available-for-sale securities	(3,115)	(980)
Maturities of available-for-sale securities	330	688

Net cash used for investing activities	(10,559)	(5,993)

Cash flows from financing activities
Dividends paid	(305,887)	(19,924)
Net borrowings on revolving line of credit	50,000	—
Loan origination fees paid for revolving line of credit	(1,704)	—
Borrowings on term loan, net of loan origination fees of $2,884	217,116	—
Repayments on term loan	(40,500)	—

Net cash used for financing activities	(80,975)	(19,924)

Net change in cash and cash equivalents	(583)	6,840
Cash and cash equivalents, beginning of period	31,806	22,134

Cash and cash equivalents, end of period	$31,223	$28,974

Supplmental cash flow information:
Interest paid	$14,013	$3,861
Income taxes paid	$8,293	$—

The following non-cash transactions occurred during the nine months ended September 30, 2005:
•	The Company’s tax basis of its assets increased, which increased deferred tax assets by $488,719. The Company entered into a tax receivable agreement with its former parent company, Cendant Corporation, which provides that the Company will make payments estimated at a total of $415,411 over the next 15 years. The difference between the asset recorded and the liability payable to Cendant Corporation was recorded as $73,308 of stockholders’ equity.

•	The Company issued 40,000 shares of common stock upon the completion of the Company’s initial public offering and as part of the conversion of the Company from a Delaware limited liability company to a Delaware corporation. The Company did not receive any proceeds from this offering as Cendant received all common stock proceeds from the offering concurrent with their sale of 100% of their interest in the Company.

•	The Company issued 0.1 shares of preferred stock as part of the conversion of the Company from a Delaware limited liability company to a Delaware corporation. The Company did not receive any proceeds from this offering as Cendant received all preferred stock proceeds from this conversion.

Exhibit 1
Wright Express Corporation
Reconciliation of Adjusted Net Income to GAAP Net Loss
Third Quarter 2005
(in thousands)
(unaudited)

Three months ended
September 30, 2005
Adjusted net income[1]	$13,408
Non-cash, mark-to-market adjustments on derivative instruments	(29,745)
Tax impact	10,152

GAAP net income	$(6,185)

Although adjusted net income is not calculated in accordance with generally accepted accounting principles (GAAP), this measure is integral to the Company’s reporting and planning processes. The Company considers this measure integral because it eliminates the non-cash volatility associated with the derivative instruments. Specifically, in addition to evaluating the Company’s performance on a GAAP basis, management evaluates the Company’s performance on a basis that excludes the above items because:
•	Exclusion of the non-cash, mark-to-market adjustments on derivative instruments helps management identify and assess trends in the Company’s underlying business that might otherwise be obscured due to quarterly non-cash earnings fluctuations associated with fuel-price derivative contracts; and

•	The non-cash, mark-to-market adjustments on derivative instruments are difficult to forecast accurately, making comparisons across historical and future quarters difficult to evaluate.
For the same reasons, Wright Express believes that adjusted net income may also be useful to investors as one means of evaluating the Company’s performance. However, because adjusted net income is a non-GAAP measure, it should not be considered as a substitute for, or superior to, net income, operating income or cash flows from operating activities as determined in accordance with GAAP. In addition, adjusted net income as used by Wright Express may not be comparable to similarly titled measures employed by other companies.

[1]	The number of diluted shares for adjusted net income is 41,143.

Exhibit 2
Wright Express Corporation
Reconciliation of Non-GAAP Net Income to GAAP Net Income
Third Quarter 2004
(in thousands)
(unaudited)

Three months
ended
September 30,
2004
Non-GAAP net income	$10,295
Loss of interest income on cash balances	846
Incremental public company expenses, net of Cendant allocations	832
Founders grant vesting expense recognized in 2005	402
Savings from vesting Cendant restricted stock units	(341)
Additional interest on operating debt balances used to pay a dividend to Cendant	124
Interest expense on financing debt balances	2,347
Tax impact	(1,603)

GAAP net income	$12,902

Although non-GAAP net income is not calculated in accordance with generally accepted accounting principles (GAAP), this measure is integral to the Company’s internal reporting. Management considers this an important measure because it includes the effect of new costs related to the Company’s operating for the first time as an independent public company, as well as financing costs related to the indebtedness incurred to pay a $306 million dividend to Cendant prior to the initial public offering. However, because non-GAAP net income has not been determined in accordance with generally accepted accounting principles, it should not be considered as a substitute for net income, operating income or cash flows from operating activities as determined in accordance with GAAP. In addition, non-GAAP net income as used by Wright Express may not be comparable to similarly titled measures employed by other companies. The non-GAAP adjustments are based upon available information the Company believes to be reasonable as of today. The non-GAAP results are not necessarily indicative of the future results of operations.
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